EXHIBIT 99.1
TECHNEST HOLDINGS, INC. ACQUIRES ACCELPATH, LLC

BETHESDA, MD – March 10, 2011 – Technest Holdings, Inc. (OTCBB:TCNH) announced today that on March 4, 2011, it acquired all of the outstanding membership interests of AccelPath LLC, a provider of digital telepathology and other services to laboratories and hospitals. Pursuant to a unit purchase agreement entered into on January 11, 2011, Technest acquired the membership interests directly from the members in consideration for 86,151,240 newly-issued shares of Technest’s common stock in the aggregate.  Immediately following this transaction, the former AccelPath members beneficially own approximately 72.5% of Technest’s issued and outstanding common stock. AccelPath LLC is wholly-owned subsidiary of Technest.  As of the closing, Mr. Shekhar Wadekar became the Chief Executive Officer of Technest.

Also as part of the AccelPath transaction, Technest issued 150 shares of its Series E 5% Convertible Preferred Stock to Southridge Partners II, LP for the purchase price of $150,000 pursuant to a securities purchase agreement.  The Series E Preferred Stock will be convertible into 3,377,086 shares of Technest’s common stock.  In addition, holders of Series E Preferred Stock are entitled to receive a five percent (5%) cumulative dividends on the preferred stock.

About Technest Holdings, Inc.
Technest, based in Bethesda, Maryland, is in the business of designing, researching, developing, integrating, selling and supporting three-dimensional imaging devices and systems and intelligent surveillance devices and systems, and three-dimensional facial recognition in the healthcare and security industries.  Historically, Technest’s largest customers have been the National Institutes of Health and the Department of Defense.  For more information, please visit Technest’s website at http://www.technestinc.com.

About AccelPath, LLC
AccelPath, based in Westwood, Massachusetts, is pursuing opportunities in telemedicine, primarily providing digital telepathology and other services to laboratories and hospitals.  The company was formed in 2008 and has been developing and testing its system consisting of commercially available  advanced digital scanning equipment in conjunction with its proprietary workflow to remotely and securely provide a wide range of pathology services, including professional interpretations, second opinions, consultations and laboratory development consulting.  The company has been testing this system at its first customer site and expects to expand its marketing efforts in the near future.  For more information, please visit AccelPath’s website at http://www.accelpath.com.

For More Information

Rubenstein Public Relations
Alan J. Segan
Tel:  (212) 843-8064
Email: asegan@rubensteinpr.com
Technest Holdings, Inc.
Tel: (301) 767-2810 Email: info@technestinc.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as "expect(s)", “estimate(s)”, "feel(s)", "believe(s)", "will", "may", "anticipate(s)", “intend(s)” and similar expressions are intended to identify such forward-looking statements. These statements include, but are not limited to, statements about Technest’s expected benefits of the transaction with AccelPath and its members, and all other statements regarding future performance.  All such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of Technest, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements contained in this press release.  These risks and uncertainties include, but are not limited to, whether Technest will realize the improvements in the its operations that its expects from the transaction; general economic conditions; and those risks identified and discussed by Technest in its filings with the U.S. Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward looking statements that speak only as of the date hereof.  Technest does not undertake any obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  Readers are also urged to carefully review and consider the various disclosures in Technest’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended June 30, 2010, Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, and Current Reports on Form 8-K filed from time to time by Technest.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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